Exhibit 99.2
(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 1 3rd Quarter Fiscal 2011 Financial Results Conference Call August 4, 2011

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 2 Safe Harbor Statement "Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995; certain matters in this presentation, including forecasts of future demand and future Company performance, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ, either better or worse, from those projected. Further discussions of risk factors are available in the Company's most recent SEC filings including form 10-K for the fiscal year ended 9/30/10. The Company assumes no obligation to update the information in this presentation. Regulation G This presentation contains certain non-GAAP measures which are provided to assist in an understanding of the Brooks business and it's operational performance. These measures should always be considered in conjunction with the appropriate GAAP measure. Reconciliations of all non-GAAP amounts to the relevant GAAP amount are provided in either an attachment to our first quarter financial results press release issued on August 4, 2011 or as an attachment to call slides used to accompany prepared comments made during our financial results conference call of the same date. Both documents are available on our web site at www.brooks.com.

Targeted market Biobanking and Automated Sample Management Key characteristics: automation in a controlled cold environment with abilities to track individual samples and sample characteristics Sample management cycle includes sample preparation and delivery to sample test environment 25 - 30% CAGR for samples under storage Prior growth driven by drug compound storage demands from large pharmaceutical companies and national blood sample initiatives such as the UK Bio Bank Acceleration of growth rate anticipated with increased personalized medicine Automated store development will also benefit from the need to move from manual stores to automated stores to meet volume and sample integrity requirements Brooks Life Science Systems

Nexus Biosystems A leader in the minus 80o C market Significant consumables business for sample plates, micro sample plates and tubes (REMP and Aurora brand names well respected) Nexus and RTS together form Brooks Life Science Systems Brooks Life Science Systems has 45% of installed automated sample stores Installed base capacity to manage 325 million samples Trailing twelve month revenues for RTS and Nexus in the life sciences market approximately $48 million Next actions include rationalization of supporting infrastructure Will enhance R&D activities including commitment of Brooks resources Life Science Systems expected to be accretive to fiscal 2012 Brooks Life Science Systems

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 5 Significant Events Reflected in June Quarter Financials First Life Science Systems acquisition April 1 - included for full quarter within the Brooks Product Solutions results. Contract manufacturing business sold June 28 - included as a separate segment under the restructured management responsibilities. After tax gain on sale of $42.6 million Reflecting management changes in Products and Systems group we have combined reporting under new division title - Brooks Product Solutions Service organization reset includes renaming - Brooks Global Services. This organization also takes responsibility for all after service support including end-user spares. Settlement of Section 16 shareholder lawsuit by a former CEO leads to gain of $0.6 million

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 6 Revenue and Earnings Waterfall 2nd Quarter Fiscal 2011 $ 192.7 $27.0 Contract manufacturing (6.8) (2.3) Acquisition 2.2 0.0 Other Product volume and mix (2.7) (1.9) Product Warranty (0.8) Brooks Global Services 0.7 0.5 Increased investment in engineering (0.6) Reduced stock compensation and other variable compensation expense 0.7 3rd Quarter Fiscal 2011 $ 186.1 $22.6 Revenues Operating Profit before Special Charges $ millions

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 7 Operating Margin impacted by Overhead Absorption and Product Mix $ millions Q2FY11 Q3FY11 Change Revenues $ 192.7 $ 186.1 $ (6.6) Gross Profit, (excluding acquisition accounting)* 61.7 57.3 (4.4) Gross Margin % 32.0% 30.8% - 1.2% Research & development 9.5 10.0 (0.5) Selling, general & administrative 25.2 24.7 0.5 Operating Income (before special charges)* $ 27.0 $ 22.6 $ (4.4) * Non -GAAP measure See www.brooks.com for reconciliation to the appropriate GAAP measure

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 8 Significant Impact of Non-recurring Income $ millions Q2FY11 Q3FY11 Change Revenues $ 192.7 $ 186.1 $(6.6) Operating profit (before special charges)* 27.0 22.6 (4.4) Special charges* (0.2) (0.4) (0.2) After-tax gain on sale of business* 0.0 42.6 42.6 Other items 0.4 1.4 1.0 Income taxes, excl gain on sale* (1.0) (0.9) 0.1 Minorities & joint venture earnings 0.4 0.9 0.5 Net Income Attributable to Brooks $ 26.6 $ 66.2 $ 39.6 GAAP DEPS $ 0.41 $ 1.02 $ 0.61 Adjusted DEPS * $ 0.41 $ 0.36 $(0.05) * Non -GAAP measure See www.brooks.com for reconciliation to the appropriate GAAP measure

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 9 Cash flow Components Adjusted EBITDA * $ 29.5 Restructuring Cash Flow (1.1) Reduction in accounts receivable 6.6 Other working capital (6.7) Capital expenditures (1.0) M & A activity, net 76.7 Net Change in Cash and Marketable securities $ 103.9 FY11 Q3 $ millions * Non -GAAP measure See www.brooks.com for reconciliation to the appropriate GAAP measure

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 10 Selected Balance Sheet Accounts Cash & marketable securities 178.5 282.4 Accounts Receivable, net 99.6 82.5 DSO at 52 days adjusting for divestiture Inventories, net 126.6 93.5 Divestiture of Contract Manufacturing business Accounts Payable (61.0) (45.0) Divestiture of Contract Manufacturing business Accrued compensation (12.9) (15.4) Payroll cycle timing FY11 Q2 FY11 Q3 $ millions

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 11 Return on Invested Capital Net Income 26.6 66.2 Less: Special charges, non-recurring income and interest income 0.0 (43.2) Operating Return 26.6 23.0 Shareholders Equity 444.4 514.0 Less: Cash & Marketable Securities 178.5 282.4 Investment in Operations 265.9 231.6 Annualized Return on Invested Capital 40.0% 39.7% Q2 FY11 Q3 FY11 $ millions

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 12 Brooks Product Solutions $ millions Q2FY11 Q3FY11 Comments on Sequential Trends Revenues $ 121.7 $ 121.3 Semi and data storage end market declines Gross Profit 47.5 45.1 Margin 37.2%, includes intangibles amortization of $0.4 in Q2 and $0.5 in Q3 Operating Expenses 26.8 27.6 RTS infrastructure costs and increased engineering Segment Operating Income $ 20.7 $ 17.5 14.5% operating margin

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 13 Brooks Global Services $ millions Q2FY11 Q3FY11 Comments on Sequential Trends Revenues $ 21.9 $ 22.6 Double digit pump service growth Gross Profit 7.9 7.9 Gross margin 35.0% Operating Expenses 4.8 4.4 Less corporate allocations Segment Operating Income $ 3.1 $ 3.5 Operating margin 15.6%

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 14 Revenue Guidance $ millions Q3FY11 Q4FY11 Comments on Sequential Trends Core business 141.6 125.0 - 133.0 WFE down 18% - 24% Other served markets show flat to modest increase Contract manufacturing 42.3 0.0 Sold June 28, 2011 Acquisitions 2.2 6.0 - 8.0 Acquisition accounting could diminish recognized revenues GAAP Revenues 186.1 132.0 - 140.0

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 15 Margin & Earnings Guidance $ millions Q3FY11 Q4FY11 Comments on Sequential Trends Revenues $ 186.1 $132.0 - $140.0 Gross margins 31% 36 - 37% Pro-forma margins for Q3FY11 36.4% Operating Expenses $ 34.7 $ 32.0 - 37.0 Operating expenses of acquired business exceed expense of divested business. Adjusted DEPS * $ 0.36 $ 0.24 - $0.30 * Non -GAAP measure. See www.brooks.com for reconciliation of historical measure to GAAP measure

(c) Copyright 2011 by Brooks Automation, Inc. - Proprietary Information 16 3rd Quarter Fiscal 2011 Financial Results Conference Call August 4, 2011

GAAP to Non-GAAP Reconciliation

in millions	GAAP Q2 FY11	Adjust	non-GAAP Q2 FY11	GAAP Q3 FY11	Adjust	non-GAAP Q3 FY11
Revenues	$ 192.7	$ -	$ 192.7	$ 186.1	$ -	$ 186.1
Cost of revenues	131.0	-	131.0	129.1	(0.3)	128.8
Gross profit	61.7	-	61.7	57.0	0.3	57.3
Operating expense:						
Research & development	9.5	-	9.5	10.0	-	10.0
Selling, general & administrative	25.2	-	25.2	24.7	-	24.7
Restructuring	0.2	(0.2)	-	0.1	(0.1)	-
	34.9	(0.2)	34.7	34.8	(0.1)	34.7
Operating profit (loss)	26.8	0.2	27.0	22.2	0.4	22.6
Interest income, net	0.2		0.2	0.3		0.3
Sale of contract manufacturing business	-	-	-	45.0	(45.0)	-
Other, net	0.2	-	0.2	1.1	(0.7)	0.4
Income before taxes, joint ventures and minority interest	27.2	0.2	27.4	68.6	(45.3)	23.3
Income tax provision	1.0	-	1.0	3.3	(2.4)	0.9
Net income before joint ventures and minority interest	26.2	0.2	26.4	65.3	(42.9)	22.4
Joint venture income (losses)	0.4	-	0.4	0.9	-	0.9
Net income	26.6	0.2	26.8	66.2	(42.9)	23.3
Net (income) loss attributable to minority interests	(0.0)	-	(0.0)	(0.0)	-	(0.0)
Net income (loss) attributable to Brooks	$ 26.6	$ 0.2	$ 26.8	$ 66.2	$ (42.9)	$ 23.3
Basic earnings per share attributable to Brooks	$ 0.41	$ 0.00	$ 0.41	$ 1.02	$ (0.66)	$ 0.36
Diluted earnings per share attributable to Brooks	$ 0.41	$ 0.00	$ 0.41	$ 1.02	$ (0.66)	$ 0.36
Basic shares for EPS	64,516	64,516	64,516	64,668	64,668	64,668
Diluted shares for EPS	65,061	65,061	65,061	65,141	65,141	65,141

Adjustments		Q2 FY11 Adjust			Q3 FY11 Adjust	
Cost of revenues						
Purchasing accounting adjustments to RTS sales contracts					$ (0.3)	
Operating expense:						
Restructuring		$ (0.2)			$ (0.1)	
Sale of contract manufacturing business					$ (45.0)	
Other, net						
Litigation settlement					$ (0.7)	
Income tax provision						
Tax on gain from sale of contract manufacturing business					$ (2.4)

Unaudited historical segment data, in thousands:

				Fiscal Year 2010 - by quarter				Fiscal Year 2011 - prior quarters	
	Year ended Sept. 30, 2008	Year ended Sept. 30, 2009	Year ended Sept. 30, 2010	Quarter ended Dec. 31, 2009	Quarter ended Mar 31, 2010	Quarter ended June 30, 2010	Quarter ended Sept. 30, 2010	Quarter ended Dec. 31, 2010	Quarter ended Mar 31, 2011
Brooks Product Solutions									
Revenues	362,778	132,337	362,524	63,189	88,280	97,059	113,996	112,001	121,664
Gross profit	108,566	15,140	128,479	20,279	28,870	36,330	43,000	43,090	47,490
Segment operating income (loss)	(48)	(70,326)	40,143	248	7,438	14,197	18,260	17,471	20,677
Brooks Global Services									
Revenues	85,660	59,004	74,905	18,389	18,789	18,128	19,599	20,476	21,864
Gross profit	14,126	6,478	20,354	4,388	5,128	5,025	5,813	7,267	7,920
Segment operating income (loss)	(6,939)	(10,227)	3,805	618	1,100	1,058	1,029	2,510	3,062
Contract Manufacturing									
Revenues	77,928	27,365	155,543	24,619	41,284	41,603	48,037	45,890	49,123
Gross profit	4,136	(6,690)	17,462	1,579	4,952	4,550	6,381	6,962	6,264
Segment operating income (loss)	(8,762)	(16,128)	8,335	(564)	2,753	2,273	3,873	4,643	4,000

© Copyright 2011 by Brooks Automation, Inc. – Proprietary Information
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